SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported) June 15, 2005	Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated by reference in Item 2.03 of this Current Report is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 15, 2005 (the “Exchange Date”), Sinclair Broadcast Group, Inc. (“the Company”), exchanged the Company’s $3.00 Series D Convertible Exchangeable Preferred Stock (the “Preferred Stock”) for 6% Convertible Subordinated Debentures due 2012 (the “Debentures”).  The Debentures were issued under an Indenture dated as of December 17, 1997, as supplemented by a Ninth Supplemental Indenture thereto, dated as of May 13, 2005, between the Company and Wachovia Bank, National Association, formerly First Union National Bank, as Trustee, in the aggregate principal amount of $166,851,650.

Pursuant to the terms of the Preferred Stock, a holder of the Preferred Stock received $1,000 principal amount of Debentures for each $1,000 of liquidation preference of Preferred Stock held by such holder at the Exchange Date, plus accrued but unpaid dividends thereon on the Exchange Date.  The Debentures mature on September 15, 2012 and bear interest at a rate of 6% annually, payable quarterly.  The Debentures are convertible into Class A Common Stock under circumstances and conditions set forth in the Ninth Supplemental Indenture, which is attached hereto as Exhibit 4.1.

The principal amount of the Debentures may be declared due and payable if an event of default occurs and shall be continuing, including but not limited to a failure to pay principal or interest on the Debentures, failure to pay taxes, to maintain a corporate existence, to maintain insurance, an acceleration of any other indebtedness of $5 million or more in the aggregate, voluntary or involuntary bankruptcy proceeding, or insolvency.

The Debentures are subject to redemption at any time, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 or such other denominations as may be authorized by the Company at redemption prices as set forth in the Ninth Supplemental Indenture.

Upon the occurrence of a Change of Control (as defined in the Ninth Supplemental Indenture), each holder may require the Company to repurchase all or a portion of such holder’s Debentures in an amount of $1,000 or integral multiples of $1,000 or such other denominations as may be authorized by the Company, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

The Ninth Supplemental Indenture is attached to this Form 8-K as Exhibit 4.1 and is incorporated by reference as if fully set forth herein.  The foregoing description of the Ninth Supplemental Indenture is qualified in its entirety by reference to such Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders.

Following the exchange of the Preferred Stock for the Debentures, the Preferred Stock ceased to exist effective June 15, 2005.

To the extent required by Item 3.03 of Form 8-K, the information contained or incorporated by reference in Item 2.03 of this Current Report is incorporated by reference in this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1 Ninth Supplemental Indenture, dated as of May 13, 2005 between Sinclair Broadcast Group, Inc., as Issuer, and Wachovia Bank, National Association, formerly First Union National Bank, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Chief Accounting Officer

Dated: June 21, 2005